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                                                                     EXHIBIT 5.1

                           [CARLTON FIELDS LETTERHEAD]


                                  June 4, 1998





American Bancshares, Inc.
4502 Cortez Road West
Bradenton, FL  34210
Attention:  Board of Directors

ABI Capital Trust
c/o American Bancshares, Inc.
4502 Cortez Road West
Bradenton, FL  34210
Attention:  Administrators

                           RE:   ABI CAPITAL TRUST
                                 $17,250,000 LIQUIDATION AMOUNT
                                 OF PREFERRED SECURITIES

Ladies and Gentlemen:

         We have acted as counsel to American Bancshares, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company and ABI Capital Trust, a Delaware statutory business trust (the "Trust"), of a registration statement on Form S-1 (the "Registration Statement"), with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities") and certain of the Company's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement (the "Guarantee") by and between the Company and the Bankers Trust Company, as trustee (the "Trustee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Debentures and the Guarantee. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates or comparable documents of public officials and others, and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including, without limitation, (i) the Articles of Incorporation and Bylaws of the Company, (ii) the form of Preferred Securities, (iii) the form of Debenture and Guarantee, (iv) the form of the Junior Subordinated Debenture Indenture (the "Indenture") between the Company and the Trustee, as trustee, and (v) the Registration Statement.


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American Bancshares, Inc.
ABI Capital Trust
June 4, 1998
Page 2


         In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all corporate records made available to us by the Company and the Trust. We also have assumed the authority of such persons signing on behalf of parties thereto other than the Company or the Trust, and the due authorization, execution, and delivery of all documents by the parties thereto other than the Company or the Trust.

         Based upon and subject to the foregoing, we are of the opinion that the Debentures and the Guarantee have been duly authorized, and when executed and delivered (with respect to the Guarantee), or issued (with respect to the Debentures), subject to (i) the effectiveness of the Registration Statement by order of the Securities and Exchange Commission, (ii) compliance with the terms of the Indenture, and (iii) compliance with applicable state securities laws, the Debentures and the Guarantee will be validly issued and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the Federal Deposit Insurance Corporation, or by general equity principles, regardless of whether such obligation is considered in a proceeding in equity or at law.

         The opinion set forth above is subject to the exception that we express no opinion as to the present or future value of any Debentures or the Guarantee issued or delivered as described above or in the Registration Statement.

         We are attorneys admitted to practice in the State of Florida and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the internal laws of the State of Florida and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the Debentures and the execution and delivery of the Guarantee. This opinion may not be relied upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys who passed upon the legality of the Debentures and the Guarantee, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. Unless the prior


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American Bancshares, Inc.
ABI Capital Trust
June 4, 1998
Page 3


written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                              Very truly yours,

                                              CARLTON, FIELDS, WARD, EMMANUEL,
                                                SMITH & CUTLER, P.A.

                                              By:      /s/ Richard A. Denmon
                                                 -------------------------------
                                                       Richard A. Denmon